Exhibit 10.9

CALIFORNIA
ASSOCIATION	COMMERCIAL LEASE AGREEMENT
OF REALTORS®	(C.A.R Form CL, Revised 10/01)

Date (For reference only): May 1, 2002

Cliff Branch (“Landlord”) and Mission Community Bank (“Tenant”) agree as follows:

1.   PROPERTY: Landlord rents to Tenant and Tenant rents from Landlord, the real property and improvements described as: 671 Tefft Street Suite 4, Nipomo, CA (“Premises”), which comprise approximately   N/A% of the total square footage of rentable space in the entire property.  See exhibit   N/A   for a further description of the Premises.

2.   TERM:  The term shall be for  5  years and   0  months, beginning on (date) June 1, 2002  (“Commencement Date”), (Check A or B):

☒  A. Lease: and shall terminate on (date) May 31, 2007 at 6:00 PM.

Any holding over after the term of this agreement expires, with Landlord’s consent, shall create a month-to-month tenancy that either party may terminate as specified in paragraph 2B.  Rent shall be at a rate equal to the rent for the immediately preceding month, payable in advance.  All other terms and conditions of this agreement shall remain in full force and effect.

☐  B. Month-to-month:  and continues as a month-to-month tenancy.  Either party may terminate the tenancy by giving written notice to the other at least 30 days prior to the intended termination date, subject to any applicable laws.  Such notice may be given on any date.

☒  C.  RENEWAL OR EXTENSION TERMS:  See attached addendum

3.   BASE RENT:

A.   Tenant agrees to pay Base Rent at the rate of (CHECK ONE ONLY:)

☒ (1) $3125.00 per month, for the term of the agreement

☐ (2) $              per month, for the first 12 months of the agreement.  Commencing with the 13th month, and upon expiration of each 12 months thereafter, rent shall be adjusted according to any increase in the U.S. Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (“CPI”) for                                      (the city nearest the location of the Premises), based on the following formula: Base Rent will be multiplied by the most current CPI preceding the first calendar month during which the adjustment is to take effect, and divided by the most recent CPI preceding the Commencement Date.  In no event shall any adjusted Base Rent be less than the Base Rent for the month immediately preceding the adjustment.  If the CPI is no longer published, then the adjustment to Base Rent shall be based on an alternate index that most closely reflects the CPI.

☐ (3)       $____________ per month for the period commencing ____________ and ending ____________ and

                 $____________ per month for the period commencing ____________ and ending ____________ and

                 $____________ per month for the period commencing ____________ and ending _______________.

☐ (4) In accordance with the attached rent schedule.

☐ (5) Other: __________________________________________________________________________________________.

B.  Base Rent is payable in advance on the 1st (or ☐) day of each calendar month, with 5 days grace.

C.  If the Commencement Date falls on any day other than the first day of the month, Base Rent for the first calendar month shall be prorated based on a 30-day period.  If Tenant has paid one full month’s Base Rent in advance of the Commencement Date, Base Rent for the second calendar month shall be prorated based on a 30-day period.

4.   RENT:

A.  Definition: (“Rent”) shall mean all monetary obligations of Tenant to Landlord under the terms of this agreement, except security deposit.

B.  Payment: Rent shall be paid to (Name)  Cliff Branch at (address) 1023 Nipomo St. San Luis Obispo, CA 93401, or at any other location specified by Landlord in writing to Tenant.

C.  Timing: Base Rent shall be paid as specified in paragraph 3.  All other Rent shall be paid within 30 days after Tenant is billed by Landlord.

5.   EARLY POSSESSION:  Tenant is entitled to possession of the Premises on June 1, 2002 (see #7 addendum).  If Tenant is in possession prior to the Commencement Date, during this time (i) Tenant is not obligated to pay Base Rent, and (ii) Tenant  is ☒ is not obligated to pay Rent other than Base Rent.  Whether or not Tenant is obligated to pay Rent prior to Commencement Date, Tenant is obligated to comply with all other terms of this agreement.

6.   SECURITY DEPOSIT:

A.  Tenant agrees to pay Landlord $4000.00 as a security deposit.  Tenant agrees not to hold Broker responsible for its return.  (IF CHECKED:) ☒ If Base Rent increases during the term of this agreement, Tenant agrees to increase security deposit by the same proportion as the increase in Base Rent.  (Upon exercising renewal options.)

B.  All or any portion of the security deposit may be used, as reasonably necessary, to: (i) cure Tenant’s default in payment of Rent, late charges, non-sufficient funds (“NSF”) fees, or other sums due; (ii) repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; (iii) broom clean the Premises, if necessary, upon termination of the tenancy; and (iv) cover any other unfulfilled obligation of Tenant.  SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH’S RENT.  If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant.  Within 30 days after Landlord receives possession of the Premises, Landlord shall: (i) furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and (ii) return any remaining portion of security deposit to Tenant.  However, if the Landlord’s only claim upon the security deposit is for unpaid Rent, the remaining portion of the security deposit, after deduction of unpaid Rent, shall be returned within 14 days after the Landlord receives possession.

C.  No interest will be paid on security deposit, unless required by local ordinance.

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2001, CALIFORNIA ASSOCIATION OF REALTORS®, INC. ALL RIGHTS RESERVED

CL-11 REVISED 10/01 (PAGE 1 OF 6)

Landlord and Tenant acknowledge receipt of a copy of this page. Landlord’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Tenant’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Reviewed by Broker or Designee_____Date__

Premises:	671 Tefft Street Suite 4, Nipomo, CA	Date:	May 1, 2002

7.    PAYMENTS:

							Payment
						Total Due	Received	Balance Due	Due Date
A.	Rent:	From	6/1/02	To	6/31/02	$3125.00	$-0-	$3125.00	April 3, 2002
			Date		Date
B.	Security Deposit .............................................................					$4000.00	$-0-	$934.44	April 3, 2002

C.	Other:	See Addendum				$245.00	$-0-	$245.00	April 3, 2002
		Category

D.	Other:					$—	$—	$—
		Category

E.	Total:	.........................................................................				$7,370.00	$	$7,370.00

8.    PARKING:  Tenant is entitled to use of common parking area and see addendum 7 reserved vehicle parking spaces.  The right to parking ☒ is ☐ is not included in the Base Rent charged pursuant to paragraph 3.  If not included in the Base Rent, the parking rental fee shall be an additional $N/A  per month.  Parking space(s) are to be used for parking operable motor vehicles, except for trailers, boats, campers, buses or trucks (other than pick-up trucks).  Tenant shall park in assigned space(s) only.  Parking space(s) are to be kept clean.  Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked in parking spaces or on the Premises.  Mechanical work or storage of inoperable vehicles is not allowed in parking space(s) or elsewhere on the Premises.  No overnight parking is permitted.

9.    ADDITIONAL STORAGE:  Storage is permitted as follows:  N/A.   The right to additional storage space ☐ is ☒ is not included in the Base Rent charged pursuant to paragraph 3.  If not included in Base Rent, storage space shall be an additional
$ N/A   per month.  Tenant shall store only personal property that Tenant owns, and shall not store property that is claimed by another, or in which another has any right, title, or interest.  Tenant shall not store any improperly packaged food or perishable goods, flammable materials, explosives, or other dangerous or hazardous material.  Tenant shall pay for, and be responsible for, the clean-up of any contamination caused by Tenant’s use of the storage area.

10.   LATE CHARGE; INTEREST; NSF CHECKS:  Tenant acknowledges that either late payment of Rent or issuance of a NSF check may cause Landlord to incur costs and expenses, the exact amount of which are extremely difficult and impractical to determine.  These costs may include, but are not limited to, processing, enforcement and accounting expenses, and late charges imposed on Landlord.  If any installment of Rent due from Tenant is not received by Landlord within 5 calendar days after due date, or if a check is returned NSF, Tenant shall pay to Landlord, respectively $200.00 as late charge, plus 10% interest per annum on the delinquent amount and $25.00 as a NSF fee, any of which shall be deemed additional Rent.  Landlord and Tenant agree that these charges represent a fair and reasonable estimate of the costs Landlord may incur by reason of Tenant’s late or NSF payment.  Any late charge, delinquent interest, or NSF fee due shall be paid with the current installment of Rent.  Landlord’s acceptance of any late charge or NSF fee shall not constitute a waiver as to any default of Tenant.  Landlord’s right to collect a Late Charge or NSF fee shall not be deemed an extension of the date Rent is due under paragraph 4, or prevent Landlord from exercising any other rights and remedies under this agreement, and as provided by law.

11.   CONDITION OF PREMISES:  Tenant has examined the Premises and acknowledges that Premise is clean and in operative condition, with the following exceptions:  None.    Items listed as exceptions shall be dealt with in the following manner:  N/A.

12.   ZONING AND LAND USE:  Tenant accepts the Premises subject to all local, state and federal laws, regulations and ordinances (“Laws”).  Landlord makes no representation or warranty that Premises are now or in the future will be suitable for Tenant’s use.  Tenant has made its own investigation regarding all applicable laws.

13.   TENANT OPERATING EXPENSES:  Tenant agrees to pay for all utilities and services directly billed to Tenant.

14.   PROPERTY OPERATING EXPENSES:

A. Tenant agrees to pay its proportionate share of Landlord’s estimated monthly property operating expenses, including but not limited to, common area maintenance, consolidated utility and service bills, insurance, and real property taxes, based on the ratio of the square footage of the Premises to the total square footage of the rentable space in the entire property.

OR   B.  ☒ (If checked)  Paragraph 14 does not apply.  See Addendum

15.   USE:  The Premises are for the sole use as a bank or financial institution.

No other use is permitted without Landlord’s prior written consent.  If any use by Tenant causes an increase in the premium on Landlord’s existing property insurance,  Tenant shall pay for the increased cost.  Tenant will comply with all Laws affecting its use of the Premises.

16.   RULES/REGULATIONS:  Tenant agrees to comply with all rules and regulations of Landlord (and, if applicable, Owner’s Association) that are at any time posted on the Premises or delivered to Tenant.  Tenant shall not, and shall ensure that guests and licensees of Tenant do not, disturb, annoy, endanger, or interfere with other tenants of the building or neighbors, or use the Premises for any unlawful purposes, including, but not limited to, using, manufacturing, selling, storing, or transporting illicit drugs or other contraband, or violating any law or ordinance, or committing a waste or nuisance on or about the Premises.

17:   MAINTENANCE:

A.  Tenant  OR ☐ (If checked, Landlord) shall professionally maintain the Premises including heating, air conditioning, electrical, plumbing and water systems, if any, and keep glass, windows and doors in operable and safe condition.  Unless Landlord is checked, if Tenant fails to maintain the Premises, Landlord may contract for or perform such maintenance, and charge Tenant for Landlord’s cost.

B.   Landlord OR ☐ (If checked, Tenant) shall maintain the roof, foundation, exterior walls, common areas and see addendum.

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2001, CALIFORNIA ASSOCIATION OF REALTORS®, INC. ALL RIGHTS RESERVED

CL-11 REVISED 10/01 (PAGE 2 OF 6)

Landlord and Tenant acknowledge receipt of a copy of this page. Landlord’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Tenant’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Reviewed by Broker or Designee_____Date__

Premises:	671 Tefft Street Suite 4, Nipomo, CA	Date:	May 1, 2002

18.       ALTERATIONS: Tenant shall not make any alterations in or about the Premises, including installation of trade fixtures and signs, without Landlord’s prior written consent, which shall not be unreasonably withheld. Any alterations to the Premises shall be done according to Law and with required permits. Tenant shall give Landlord advance notice of the commencement date of any planned alteration, so that Landlord, at its option, may post a Notice of Non-Responsibility to prevent potential liens against Landlord’s interest in the Premises. Landlord may also require Tenant to provide Landlord with lien releases from any contractor performing work on the Premises.

19.       GOVERNMENT IMPOSED ALTERATIONS: Any alterations required by Law as a result of Tenant’s use shall be Tenant’s responsibility. Landlord shall be responsible for any other alterations required by Law.

21.       SIGNS: Tenant authorizes Landlord to place a FOR SALE sign on the Premises at any time, and a FOR LEASE sign on the Premises within the 90 (or ☒  150) day period preceding the termination of this agreement.

22.       SUBLETTING/ASSIGNMENT: Tenant shall not sublet or encumber all or any part of Premises, or assign or transfer this agreement or any interest in it, without the prior written consent of Landlord, which shall not be unreasonably withheld. Unless such consent is obtained, any subletting, assignment, transfer, or encumberance of the Premises, agreement, or tenancy, by voluntary act of Tenant, operation of law, or otherwise, shall be null and void, and, at the option of Landlord, terminate this agreement. Any proposed sublessee, assignee, or transferee shall submit to Landlord an application and credit information for Landlord’s approval, and, if approved, sign a separate written agreement with Landlord and Tenant. Landlord’s consent to any one sublease, assignment, or transfer, shall not be construed as consent to any subsequent sublease, assignment, or transfer, and does not release Tenant of Tenant’s obligation under this agreement.

23.       POSSESSION:  If Landlord is unable to deliver possession of Premises on the Commencement Date, such date shall be extended to the date on which possession is made available to Tenant. However, the expiration date shall remain the same as specified in paragraph 2. If Landlord is unable to deliver possession within 60 (or ☐) calendar days after the agreed Commencement Date, Tenant may terminate this agreement by giving written notice to Landlord, and shall be refunded all Rent and security deposit paid.

24.       TENANT’S OBLIGATION UPON VACATING PREMISES: Upon termination of this agreement, Tenant shall: (i) give Landlord all copies of all keys or opening devices to Premises, including any common areas; (ii) vacate Premises and surrender it to Landlord empty of all persons and personal property; (iii) vacate all parking and storage spaces; (iv) deliver Premises to Landlord in the same condition as referenced in paragraph 11; (v) clean Premises; (vi) give written notice to Landlord of Tenant’s forwarding address; and (vii) see addendum #6 page 2

                        All improvements installed by Tenant, with or without Landlord’s consent, become property of Landlord upon termination. Landlord may nevertheless require Tenant to remove any such improvement that did not exist at the time possession was made available to Tenant.

25.       BREACH OF CONTRACT/EARLY TERMINATION: In event Tenant, prior to expiration of this agreement, breaches any obligation in this agreement, abandons the premises, or gives notice of tenant’s intent to terminate this tenancy prior to its expiration, in addition to any obligations established by paragraph 24, Tenant shall also be responsible for lost rent, rental commissions, advertising expenses, and painting costs necessary to ready Premises for re-rental. Landlord may also recover from Tenant: (i) the worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after expiration until time of award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided; and (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. Landlord may elect to continue the tenancy in effect for so long as Landlord does not terminate Tenant’s right to possession. by either written notice of termination of possession or by reletting the Premises to another who takes possession, and Landlord may enforce all Landlord’s rights and remedies under this agreement, including the right to recover the Rent as it becomes due.

26.       DAMAGE TO PREMISES: If, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident, or other casualty, Landlord shall have the right to restore the Premises by repair or rebuilding. If Landlord elects to repair or rebuild, and is able to complete such restoration within 90 days from the date of damage, subject to the terms of this paragraph, this agreement shall remain in full force and effect. If Landlord is unable to restore the Premises within this time, or if Landlord elects not to restore, then either Landlord or Tenant may terminate this agreement by giving the other written notice. Rent shall be abated as of the date of damage. The abated amount shall be the current monthly Base Rent prorated on a 30-day basis. If this agreement is not terminated, and the damage is not repaired, then Rent shall be reduced based on the extent to which the damage interferes with Tenant’s reasonable use of the Premises. If damage occurs as a result of an act of Tenant or Tenant’s guests, only Landlord shall have the right of termination, and no reduction in Rent shall be made.

27.       HAZARDOUS MATERIALS: Tenant shall not use, store, generate, release or dispose of any hazardous material on the Premises or the property of which the Premises are part. However, Tenant is permitted to make use of such materials that are required to be used in the normal course of Tenant’s business provided that the Tenant complies with all applicable Laws related to the hazardous materials. Tenant is responsible for the cost of removal and remediation, or any clean-up of any contamination caused by Tenant.

28.       CONDEMNATION: If all or part of the Premises is condemned for public use, either party may terminate this agreement as of the date possession is given to the condemner. All condemnation proceeds, exclusive of those allocated by the condemner to Tenant’s relocation costs and trade fixtures, belong to Landlord.

29.       INSURANCE: Tenant’s personal property, fixtures, equipment, inventory and vehicles are not insured by Landlord against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Tenant is to carry Tenant’s own property insurance to protect Tenant from any such loss. In addition, Tenant shall carry liability insurance in the amount of not less than $1,000,000.00. Tenant’s liability insurance shall name Landlord and Landlord’s agent as additional insured. Tenant, upon Landlord’s request, shall provide Landlord with a certificate of insurance establishing Tenant’s compliance. Landlord shall maintain liability insurance insuring Landlord, but not Tenant, in an amount of at least $1,000,000.00, plus property insurance in an amount sufficient to cover the replacement cost of the property. Tenant is advised to carry business interruption insurance in an amount at least sufficient to cover Tenant’s complete rental obligation to Landlord. Landlord is advised to obtain a policy of rental loss insurance. Both Landlord and Tenant release each other, and waive their respective rights to subrogation against each other, for loss or damage covered by insurance.

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2001, CALIFORNIA ASSOCIATION OF REALTORS®, INC. ALL RIGHTS RESERVED

CL-11 REVISED 10/01 (PAGE 3 OF 6)

Landlord and Tenant acknowledge receipt of a copy of this page. Landlord’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Tenant’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Reviewed by Broker or Designee_____Date__

Premises:	671 Tefft Street Suite 4, Nipomo, CA	Date:	May 1, 2002

30.     TENANCY STATEMENT (ESTOPPEL CERTIFICATE):  Tenant shall execute and return a tenancy statement (estoppel certificate), delivered to Tenant by Landlord or Landlord’s agent, within 3 days after its receipt. The tenancy statement shall acknowledge that this agreement is unmodified and in full force, or in full force as modified, and state the modifications. Failure to comply with this requirement: (i) shall be deemed Tenant’s acknowledgement that the tenancy statement is true and correct, and may be relied upon by a prospective lender or purchaser; and (ii) may be treated by Landlord as a material breach of this agreement. Tenant shall also prepare, execute, and deliver to Landlord any financial statement (which will be held in confidence) reasonably requested by a prospective lender or buyer. — SEE ADDENDUM NON-DISTURBANCE

31.       LANDLORD’S TRANSFER: Tenant agrees that the transferee of Landlord’s interest shall be substituted as Landlord under this agreement. Landlord will be released of any further obligation to Tenant regarding the security deposit, only if the security deposit is returned to Tenant upon such transfer, or if the security deposit is actually transferred to the transferee. For all other obligations under this agreement, Landlord is released of any further liability to Tenant, upon Landlord’s transfer.

32.       SUBORDINATION:  This agreement shall be subordinate to all existing liens and, at Landlord’s option, the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions. However, as to the lien of any deed of trust or mortgage entered into after execution of this agreement, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant pays the Rent and observes and performs all of the provisions of this agreement, unless this agreement is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this agreement placed in a security position prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this agreement shall be deemed prior to that mortgage, deed of trust, or ground lease, or the date of recording.

33.       TENANT REPRESENTATIONS; CREDIT: Tenant warrants that all statements in Tenant’s financial documents and rental application are accurate. Tenant authorizes Landlord and Broker(s) to obtain Tenant’s credit report at time of application and periodically during tenancy in connection with approval, modification, or enforcement of this agreement. Landlord may cancel this agreement: (i) before occupancy begins, upon disapproval of the credit report(s); or (ii) at any time, upon discovering that information in Tenant’s application is false. A negative credit report reflecting on Tenant’s record may be submitted to a credit reporting agency, if Tenant fails to pay Rent or comply with any other obligation under this agreement.

34.  DISPUTE RESOLUTION:

A.            MEDIATION: Tenant and Landlord agree to mediate any dispute or claim arising between them out of this agreement, or any resulting transaction, before resorting to arbitration or court action, subject to paragraph 34B(2) below. Paragraphs 34B(2) and (3) apply whether or not the arbitration provision is initiated. Mediation, fees, if any, shall be divided equally among the parties involved. If for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

B.          ARBITRATION OF DISPUTES: (1) Tenant and Landlord agree that any dispute or claim in Law or equity arising between them out of this agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, including and subject to paragraphs 34B(2) and (3) below. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of real estate transactional law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05.

                        (2) EXCLUSIONS FROM MEDIATION AND ARBITRATION: The following matters are excluded from Mediation and Arbitration hereunder: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code §2985 (ii) an unlawful detainer action; (iii) the filing or enforcement or a mechanic’s lien; (iv) any matter that is within the jurisdiction of a probate, small claims, or bankruptcy court; and (v) an action for bodily injury or wrongful death, or for latent or patent defects to which code of Civil Procedures §337.1 or §337.15 applies. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.

                        (3) BROKERS: Tenant and Landlord agree to mediate and arbitrate disputes or claims involving either or both Brokers, provided either or both Brokers shall have agreed to such mediation or arbitration, prior to, or within a reasonable time after the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the agreement.

                        “NOTICE:  BY INITALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

                        “WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.”

Landlord’s Initials _______/_______ Tenant’s Initials _______/_______

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2001, CALIFORNIA ASSOCIATION OF REALTORS®, INC. ALL RIGHTS RESERVED

CL-11 REVISED 10/01 (PAGE 4 OF 6)

Landlord and Tenant acknowledge receipt of a copy of this page. Landlord’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Tenant’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Reviewed by Broker or Designee_____Date_____

Premises:	671 Tefft Street Suite 4, Nipomo, CA	Date:	May 1, 2002

35.  JOINT AND INDIVIDUAL OBLIGATIONS:  If there is more than one Tenant, each one shall be individually and completely responsible for the performance of all obligations of Tenant under this agreement, jointly with every other Tenant, and individually, whether of not in possession.

36.  NOTICE: Notices may be served by mail, facsimile, or courier at the following address or location, or at any other location subsequently designated:

Landlord:	Tenant:
Cliff Branch	Mission Community Bank
1023 Nipomo St.	581 Higuera St.
San Luis Obispo, CA 93401	San Luis Obispo, CA 93401

Notice is deemed effective upon the earliest of the following: (i) personal receipt by either party or their agent;  (ii) written acknowledgement of the notice; or (iii) 5 days after mailing notice to such location by first class mail, postage pre-paid.

37.  WAIVER:  The waiver of any breach shall not be construed as a continuing waiver of the same breach or a waiver of any subsequent breach.

38.  INDEMNIFICATION:  Tenant shall indemnify, defend and hold Landlord harmless from all claims, and disputes, litigation, judgments and attorney fees arising out of Tenant’s use of the Premises.

39.  OTHER TEMS AND CONDITIONS/SUPPLEMENTS: See Addendum

The following ATTACHED supplements/exhibits are incorporated in this agreement:

40.  ATTORNEY FEES:  In any action or proceeding arising out of this agreement, the prevailing party between Landlord and Tenant shall be entitled to reasonable attorney fees and cost from the non-prevailing Landlord or Tenant, except as provided in paragraph 34A.

41.  ENTIRE CONTRACT:  Time is of the essence.  All prior agreements between Landlord and Tenant are incorporated in this agreement, and attached addendum which constitutes the entire contract.  It is intended as a final expression of the parties’ agreement, and may not be contradicted by evidence of any prior agreement of contemporaneous oral agreement.  The parties further intend that this agreement constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this agreement.  Any provision of this agreement that is held to be invalid shall not affect the validity or enforceability of any other provision in this agreement.  This agreement shall be binding upon, and inure to the benefit of, the heirs, assignees and successors to the parties.

42.  BROKERAGE:  N/A

43.  AGENCY CONFIRMATION:  N/A

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2001, CALIFORNIA ASSOCIATION OF REALTORS®, INC. ALL RIGHTS RESERVED

CL-11 REVISED 10/01 (PAGE 5 OF 6)

Landlord and Tenant acknowledge receipt of a copy of this page. Landlord’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Tenant’s Initials ([ILLEGIBLE])([ILLEGIBLE]) Reviewed by Broker or Designee_____Date_____

Premises:	671 Tefft Street Suite 4, Nipomo, CA	Date:	May 1, 2002

Landlord and Tenant acknowledge and agree that Brokers:(i) do not guarantee the condition of the Premises; (ii) cannot verify representations made by others; (iii) will not verify zoning and land use restrictions; (iv) cannot provide legal or tax advice; (v) will not provide other advice or information that exceeds the knowledge, education or experience required to obtain a real estate license.  Furthermore, if Brokers are not also acting as Landlord in the agreement, Brokers: (vi) do not decide what rental rate a Tenant should pay or Landlord should accept; and (vii) do not decide upon the length or other terms or tenancy.  Landlord and Tenant agree that they will seek legal, tax, insurance, and other desired assistance from appropriate professionals.

             x /s/ Anita Robinson

Tenant Mission Community Bank Date_____

    By Anita M. Robinson, President & CEO

(Print Name)

Address 581 Higuera St.  City SanLuis Obispo State Ca Zip 93401

                x /s/ Cliff Branch

Landlord Cliff Branch Date_____

                (Owner or agent with authority to enter into this agreement)

Address 1023 Nipomo Street City San Luis Obispo State CA Zip 93401

THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS® (C.A.R.). NO REPRSENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION.  A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS.  IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.

This form is available for use by the entire real estate industry.  It is not intended to identify the user as a REALTOR®.   REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.

Published and Distributed by: REAL ESTATE BUSINESS SERVICE, INC. a subsidiary of the CALIFORNIA ASSOCATION OF REALTORS® 525 South Virgil Avenue, Los Angeles, California 90020	Reviewed by Broker or Designee Date

CL-11 REVISED 10/01 (PAGE 6 OF 6)

Addendum to Lease between Cliff Branch (Landlord) and Mission Community Bank (Tenant) dated June 1, 2002.

Landlord and Tenant hereby additionally agree:.

1.   The Landlord shall meet with the SLO County planning staff to discuss the feasibility of the following: A) Permission to place a Mission Community Bank monument sign near the easterly parking lot entrance. The monument sign would be in addition to the Mission Community Bank building signs. The size of the monument sign would be no more than 54” long and 42” high. B) To explore the possibility of the installation of a remote drive–through teller kiosk. In the event that the County will grant permission and providing that the installation of these items would not interrupt the normal operation of the Tefft Center, the Tennant would be allowed to pursue the installation of these items at their sole expense.

2.   Landlord shall also discuss with the LGA Architects and the County Planning Staff the feasibility of connecting the two parking areas in front of the building (adjacent to Tefft Street) for easier ingress and egress to the center. In the event that this is feasible (as determined by the Landlord and the County) then the landlord shall pay for the cost of this improvement.

3.   The Landlord makes no representations as to whether or not the improvement items described in paragraphs #1 and #2 above can be accomplished. Landlord and Tenant agree that the Commercial Lease Agreement is not contingent upon the completion of any of these improvements. All terms and conditions of the Agreement shall remain in full force and affect whether any of the improvements listed in paragraph #1 and #2 come to fruition, or not.

4.   Landlord agrees that the hot water heater and HVAC systems will be in good repair by June 1, 2002. During, the term of the lease and any lease extension periods, the Tenant shall be responsible for maintaining and repairing the water heater and the HVAC unit. In the event that the unit(s) need(s) replacing, the Landlord agrees to pay 50% of the cost of the replacement of one or both of the units, not to exceed a total cost to the Landlord of $3000. After the Landlord has paid 50% of the cost of replacement of either item, the Tenant shall be solely responsible for the maintenance, repair and/or replacement of these units. The Tenant shall install and maintain any and all plumbing, electrical, phone, security systems, communications equipment and/or wiring related to tenant improvements.

Landlord:	/s/ [ILLEGIBLE]	Tenant:	/s/ [ILLEGIBLE]

5.   Landlord agrees that no later than December 31, 2002, Landlord will enhance the architectural character of the Tefft Center, including but not limited to the addition of new exterior trim, repainting the entire complex, re–landscaping as necessary, and other improvements, as the Landlord sees fit.

6.   Tenant shall pay for all business and/or occupancy permits. All existing improvements and all attached new tenant improvements shall remain after the termination of the lease. Tenant agrees to accept existing lease space in an “as is” condition and will pay for all Tenant improvements including but not limited to installing new carpeting and repainting the interior.

7.   Tenant is aware that Hacienda Bank currently holds a lease through June 30, 2002 Tenant shall be responsible for obtaining written permission and keys from Hacienda Bank prior to taking possession on or before June ‘30, 2002.

OPTIONS TO EXTEND LEASE

1.    Should the Tenant desire to extend the lease for five more years, the Tenant must notify the Landlord, by certified letter, on or before January 1, 2007. In the event the Tenant does not notify the Landlord on or before January 1, 2007, the lease shall terminate on May 31, 2007.

2.    Providing the Tenant gives written notice as outlined in paragraph #1 above, the Landlord agrees that the lease can be extended for the period June 1, 2007 through May 31, 2012 under the same terms and conditions as the Commercial Lease Agreement dated June 1, 2002 except that the monthly rent beginning June 1, 2007 shall be at “Market Rate” which in no event, shall be less than $3400 and no more than $3800 per month. In the event that Landlord and Tenant cannot agree on a “market rate” rent amount, then the Landlord and Tenant shall each hire (at their own expense) an MAI appraiser who has operated in the Nipomo area for at least 5 years, to give a written market appraisal of the rent value. The average of the two market rent appraisals shall be the new rent amount, providing that in no event shall the amount be less than $3400 and not more than $3800 per month.

3. The Tenant shall have two additional five–year option periods that will run concurrently after the end of the first five–year option period. The Rent shall be at “Market Rate” to be negotiated by the Landlord and Tenant, but in no event shall the rent be less than the last month’s rent of the preceding rental period.

Landlord:	/s/ [ILLEGIBLE]	Tenant:	/s/ [ILLEGIBLE]

Additional items:

1. Parking: The Landlord agrees to immediately allow Lessee to have three (3) reserved parking spaces adjacent to the bank premises for bank customers and one (1) additional reserved space by December 31, 2002. Said reserved parking spaces may be marked by the bank, at the bank’s expense with a sign (not larger than 12”XI8”) that says “Reserved for Bank Customers.”

2. Non–Disturbance Agreement– The Landlord agrees that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as the Lessee is not in Breach hereof and shall transfer over to the record owner of the premises.

Common area expense

In addition to the base rent, the Tenant shall also pay the Landlord a fee each month for the common area expenses, as follows:

A: Years 1 through year 5: $245 per month.

B: Option Periods: To be increased pro–rata with the monthly rent.

Signage

Any and all signage must be approved by the Landlord, in advance of installation and must conform to the SLO County “Conditions of Approval” for Tefft Center.

/s/ Cliff Branch	/s/ Anita Robinson
Cliff Branch	Anita Robinson
Landlord	President and CEO
Mission Community Bank
Tenant